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                                                                    EXHIBIT 99.1

            AOL LATIN AMERICA FINALIZES $150 MILLION FUNDING PACKAGE

  UNDERSCORES COMMITMENT OF PRINCIPAL STOCKHOLDERS AMERICA ONLINE, THE CISNEROS
        GROUP OF COMPANIES, AND BANCO ITAU TO COMPANY'S CONTINUED GROWTH

FORT LAUDERDALE, FL, APRIL 3, 2001 -- America Online Latin America, Inc. (NASDAQ: AOLA) today announced that it has finalized terms of a $150 million funding package from principal stockholders America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc.; the Cisneros Group of Companies; and Banco Itau. This additional funding reaffirms their commitment to AOL Latin America's continued growth and the development of the interactive medium in Latin America.

America Online and the Cisneros Group of Companies are purchasing a combined total of $130.1 million in redeemable convertible preferred stock. Banco Itau is purchasing $19.9 million of Class A common stock.

Charles Herington, President and Chief Executive Officer of AOL Latin America, said: "AOL Latin America is rapidly growing into a major force in the Latin American Internet market, having established a base of more than half a million members in less than a year and a half. This $150 million investment from our three principal stockholders -- America Online, the Cisneros Group of Companies and Banco Itau -- underscores their commitment to AOL Latin America and their great belief in the future of the interactive medium in Latin America. This funding provides us with additional capital to build on our early accomplishments and move toward our goal of becoming the leading interactive services provider in Latin America."

Under the terms of the funding package, which was first announced on February 14, 2001, America Online is purchasing $66.3 million of redeemable convertible preferred shares and the Cisneros Group of Companies is purchasing $63.8 million in redeemable convertible preferred shares. The purchase price for both preferred stock transactions is $4.6875 a share. Payments under both transactions will be made in three equal installments, the first was completed on Monday and the next two are scheduled for June 1, 2001 and August 1, 2001. Banco Itau's $19.9 million Class A common stock purchase was completed Monday at a price of $4.6875 a share.

ABOUT AOL LATIN AMERICA

America Online Latin America, Inc. (NASDAQ: AOLA) is the exclusive provider of AOL branded services in Latin America and has quickly become one of the leading Internet and interactive services providers in the region. AOL Latin America launched its first service, America Online Brazil, in November 1999, and began as a joint venture of America Online, Inc., a wholly owned subsidiary of AOL Time Warner Inc. (NYSE: AOL), and the Cisneros Group of Companies. The Company combines the technology, brand name, infrastructure and relationships of AOL, the world's leader in branded interactive services, with the relationships, regional experience and extensive media assets of the Cisneros Group of Companies, one of the leading media groups in the Americas. The Company currently operates services in Brazil, Mexico and Argentina. Banco Itau, a leading Brazilian bank, is also a minority stockholder of AOL Latin America.

THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING OUR GOAL OF BECOMING THE LEADING INTERACTIVE SERVICES PROVIDER IN LATIN AMERICA. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, WHICH ARE DESCRIBED IN OUR TRANSITION REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2000, AND FROM TIME TO TIME IN OTHER REPORTS WE FILE WITH THE SEC, AS WELL AS THE FOLLOWING RISKS AND UNCERTAINTIES: THE IMPACT OUR CONTINUED LOSSES WILL HAVE ON OUR ABILITY TO FINANCE OUR OPERATIONS, OUR LIMITED OPERATING HISTORY, UNCERTAINTY RELATING TO OUR ABILITY TO CONVERT OUR SUBSCRIBERS INTO PAYING SUBSCRIBERS, THE ACTIONS OF OUR COMPETITORS AND OUR ABILITY TO PENETRATE OUR MARKETS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.


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CONTACTS:
FINANCIAL COMMUNITY
Eduardo Hauser
(954) 689-3333

MEDIA
Fernando Figueredo
(954) 689-3200